Exhibit 10.3

MEMORANDUM OF UNDERSTANDING

This memorandum of Understanding (“MOU”) is entered into by and between
MagneGas Corporation
150 Rainville Road
Tarpon Springs, Florida 34689
(“MNGA”)

and

HYFUELS, INC.
35246 US HWY 19 N. #215
Palm Harbor, Florida 34684
(“HyFuels, Inc.”)

RECITALS

Whereas, MagneGas Corporation (“MNGA”) is a publicly traded corporation organized and existing under the law of the state of Delaware with its principle place of business in the state of Florida.

Whereas HyFuels Inc. is a corporation organized and existing under the law of the state of Florida.

Whereas, MNGA is engaged in the business of generating gaseous fuel from liquid waste with its Plasma Arc Trough (“PAT”) Recyclers under U.S. patents and patent applications, as described in details in the website www.magnegas.com

Whereas, HyFuels Inc. is developing a new type of nuclear fusions without radiations and without radioactive waste known as intermediate controlled nuclear fusions (“ICNF”), U.S. and international patent applications pending, as described in details in the website:
www.santilli-foundation.org/icnf.php

Whereas, MNGA wants to acquire all world wide intellectual property rights for the ICNF and HyFuels, Inc. is interested in selling said rights.

THE PARTIES AGREE TO THE FOLLOWING
HyFuels Inc. hereby grants to MNGA an exclusive option for the purchase of all world wide intellectual rights on the ICNF Technology, including patents, patent applications, copyrights, domain names, know how. The purchase will occur at mutually acceptable terms and conditions and the exclusive option will expire on December 31, 2012. The exclusive option is being granted in exchange for the consideration to be given by MNGA to HyFuels, Inc. as described to Schedule A, attached hereto.

In Faith
MagneGas Corporation

/s/ Ruggero Maria Santilli	01-10-12
Ruggero Maria Santilli	Date
CEO

HyFuels Inc.

/s/ Ruggero Maria Santilli	01-10-12
Ruggero Maria Santilli	Date
President

Schedule A

Magnegas Corporation has provided to Hyfuels, Inc. the following supporting services since 2007:

- Use of an electronic panel for automatic control of the arc without payment of rent

- Use of 2 Miller Dimension 1000 AC/DC converters

- Telephone supposrt Services